                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            AEROFLEX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             AEROFLEX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 18, 1999
                            ------------------------

To our Stockholders

     The annual meeting of stockholders of AEROFLEX INCORPORATED will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568 on Thursday, November 18, 1999, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of three directors, each for a term of three years;

     2. Adoption of our 1999 stock option plan; and

     3. Any other matters that properly come before the meeting.


     If you are a stockholder of record at the close of business on September 27, 1999, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about October 4, 1999.


     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: Plainview, New York
       October 4, 1999

                             AEROFLEX INCORPORATED
                             35 SOUTH SERVICE ROAD
                           PLAINVIEW, NEW YORK 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 18, 1999

                                PROXY STATEMENT

     Our annual meeting of stockholders will be held on Thursday, November 18, 1999 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

     You will be voting on the following:

     - election of directors and

     - adoption of a stock option plan.

In addition, our management will report on our performance during fiscal 1999 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     You may vote if you owned stock as of the close of business on September 27, 1999. Each share of stock is entitled to one vote.

HOW DO I VOTE?

     You can vote in two ways

     - by attending the meeting or

     - by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

     Proxies that are signed and returned but do not include voting instructions will be voted (1) FOR the election of the nominee directors and (2) FOR the adoption of the 1999 stock option plan.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 27, 1999, must be present at the meeting. This is referred to as a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     For each item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our by-laws provide for a board of directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our board of directors now consists of nine directors. The directors in each class are:

       CLASS I                    CLASS II                   CLASS III
 (TO SERVE UNTIL THE        (TO SERVE UNTIL THE         (TO SERVE UNTIL THE
  ANNUAL MEETING OF          ANNUAL MEETING OF           ANNUAL MEETING OF
STOCKHOLDERS IN 1999)      STOCKHOLDERS IN 2000)       STOCKHOLDERS IN 2001)
---------------------  ------------------------------  ---------------------
Michael Gorin          Harvey R. Blau                  Paul Abecassis
Donald S. Jones
  (1)(2)               Ernest E. Courchene, Jr.(2)(3)  Leonard Borow
                       John S. Patton(1)(3)            Milton Brenner
                                                       Eugene Novikoff(2)(3)

---------------
(1) Member of Ethics Committee.

(2) Member of Audit Committee.

(3) Member of Compensation/Stock Option Committee.

     Michael Gorin, Donald Jones and Eugene Novikoff are nominated for election to Class I to hold office until our annual meeting of stockholders in 2002 or until their successors are chosen and qualified. Messrs. Gorin and Jones are currently serving as directors in Class I and Mr. Novikoff is currently serving as a director in Class III.

     Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Messrs. Gorin, Jones and Novikoff. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

NOMINEE BIOGRAPHIES

     Mr. Michael Gorin has been our employee in various executive positions since July 1985 and has been our President since October 1988, a director since August 1990 and Chief Financial Officer since 1991. From 1986 to October 1988, Mr. Gorin was our Vice President -- Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. For more than ten years prior to that, he was employed by Arthur Andersen & Co., becoming a partner in April 1973. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York.

     Vice Admiral Donald S. Jones (USN Ret.) has been a director since November 1993. Admiral Jones retired from the United States government in 1987 after more than 37 years of service. From March 1988 to March 1990, Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones also has acted as an independent consultant.

     Mr. Eugene Novikoff has been a director since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

STANDING DIRECTOR BIOGRAPHIES

     Mr. Harvey R. Blau was appointed as our Chairman of the Board and Chief Executive Officer in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation and a director of Nu Horizons Electronics Corp. and Reckson Associates Realty Corp. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel.

     Mr. Leonard Borow has been our employee in various executive positions since November 1989 and has been Executive Vice President and Chief Operating Officer since October 1991, a director since November 1992 and Secretary since November 1993. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.


     Mr. Paul Abecassis has been a director since August 1998. Mr. Abecassis has been an investment banker for more than the past 20 years. He joined Bear Stearns International Limited as a Managing Director in May 1990 and became a Senior Managing Director in September 1992. He is also a director of Bracco Diagnostics Incorporated.


     Mr. Milton Brenner, until his retirement in September 1988, had been President of Aeroflex Laboratories Incorporated, one of our subsidiaries, for more than 15 years. Mr. Brenner was previously a director from 1973 to 1986 and was again elected a director in August 1988.

     Mr. Ernest E. Courchene, Jr. has been a director since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

     Major General John S. Patton (USAF Ret.) has been a director since August 1985. General Patton retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $10,000 and a fee of $750 for each board of directors or committee meeting they attend.

     There were

     - five meetings of the board of directors during the fiscal year ended June 30, 1999,

     - two meetings of the audit committee,

     - four meetings of the compensation/stock option committee and

     - no meetings of the ethics committee, which was formed in November 1998.

Each director attended or participated in all of the meetings of the board of directors and his respective committees.

     Our audit committee is involved in discussions with our independent certified accountants with respect to the year end audited financial statements. Our compensation/stock option committee recommends executive compensation and the granting of stock options to key employees. See "Compensation/Stock Option Committee Report on Executive Compensation." Our ethics committee is responsible for establishing and maintaining procedures for receiving, investigating and reporting information and reports of violations of our code of ethics. We do not have a standing nominating committee.

   PROPOSAL 2 -- ADOPTION OF THE AEROFLEX INCORPORATED 1999 STOCK OPTION PLAN

INTRODUCTION

     At the meeting, you will be asked to adopt the Aeroflex Incorporated 1999 Stock Option Plan. The board adopted the 1999 Option Plan on August 11, 1999, subject to stockholder approval. Our directors, officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 1999 Option Plan.

     We believe that our long-term success depends upon our ability to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on our behalf. We believe that the 1999 Option Plan will be an important part of our compensation of directors, officers, employees and consultants, particularly since as of August 23, 1999, we only have approximately 211,000 shares available for grant under all of our existing stock option plans, including approximately 123,000 under the Outside Director Plan.

     The 1999 Option Plan is set forth as Exhibit A to this proxy statement. The principal features of the 1999 Option Plan are summarized below, but the summary is qualified in its entirety by the full text of the 1999 Option Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the 1999 Option Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 1,500,000 shares of common stock may be issuable upon the exercise of all stock options under the 1999 Option Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 750,000 shares of common stock pursuant to the 1999 Option Plan.

ADMINISTRATION OF THE PLAN

     The 1999 Option Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation/stock option committee will administer the 1999 Option Plan.

     Subject to the terms of the 1999 Option Plan, the board or the committee may determine and designate the individuals who are to be granted stock options under the 1999 Option Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 1999 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1999 Option Plan.

GRANT OF OPTIONS

     Our directors, officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 1999 Option Plan.

     The options to be granted under the 1999 Option Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to such option, in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

EXERCISE OF STOCK OPTIONS

     Stock options granted under the 1999 Option Plan shall expire not later than ten years from the date of grant.

     Stock options granted under the 1999 Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. Unless otherwise provided by the committee, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of two years after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee may exercise such options at any time within five years after her termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within two years after termination of all employment with us, any parent corporation or any subsidiary or affiliate (other than for total disability) or (3) within five years after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of five years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

CHANGE IN CONTROL

     In the event of a "change in control," at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 1999 Option Plan, a change in control is defined as

     - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

     - if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Aeroflex or any "person" who on the date of the adoption of the 1999 Option Plan is a director or officer of Aeroflex, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

     - if during any period of two (2) consecutive years during the term of the 1999 Option Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a nonqualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the "short-swing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise.

If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

RECOMMENDATION OF THE BOARD

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees, directors and consultants by tying their interests to our stockholders' interests. Accordingly, subject to the approval of our stockholders, our board has adopted the 1999 Option Plan under which options to acquire 1,500,000 shares may be granted.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required for approval of the 1999 Option Plan.

     Our board of directors recommends a vote FOR approval of the adoption of the 1999 Option Plan.

                                STOCK OWNERSHIP

     The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," for all executive officers and directors as a group and, based solely on filings with the Securities and Exchange Commission, for each holder of more than five percent of our common stock as of September 27, 1999:



                                                                                         NUMBER OF SHARES OF
                                                                                            COMMON STOCK
                                                                         DIRECTOR           BENEFICIALLY
NAME                            AGE             OCCUPATION                 SINCE             OWNED(1)(2)
----                            ---             ----------             -------------   -----------------------
Harvey R. Blau................  63    Chairman and CEO                 July 1980         819,678    4.3%  (3)
Michael Gorin.................  57    President                        August 1990       430,871    2.3%  (4)
Leonard Borow.................  51    Executive Vice President         November 1992     759,960    4.0%  (5)
Carl Caruso...................  55    Vice                             --                126,501     --   (6)
                                      President -- Manufacturing
Charles Badlato...............  40    Treasurer and Assistant          --                 50,965     --   (7)
                                      Secretary
Paul Abecassis................  49    Investment Banker                August 1998        29,666     --   (8)
Milton Brenner................  71    Retired                          August 1988       142,666     --   (9)
Ernest E. Courchene, Jr.......  67    Business Consultant              April 1980        123,440     --   (9)
Donald S. Jones...............  71    Consultant                       November 1993      31,000     --   (10)
Eugene Novikoff...............  75    Self-Employed Engineering        June 1979          31,183     --   (10)
                                      Consultant

John S. Patton................  81    Consultant                       August 1985        50,500     --   (9)
All Directors and Officers as
  a
  Group (11 persons)..........                                                         2,596,430   12.9%
AMVESCAP PLC II...............                                                         1,915,770   10.3%
  Devonshire Square, London
  EC2M 4YR, England
Munder Capital Management.....                                                         1,206,640    6.5%
  480 Pierce Street
  Detroit, Michigan
FMR Corp......................                                                         1,112,400    6.0%
  82 Devonshire Street
  Boston, MA

---------------
 (1) No officer or director owns more than one percent of our issued and outstanding common stock unless otherwise indicated. Ownership represents sole voting and investment power.

 (2) Includes options currently exercisable or exercisable within 60 days under our 1989 Non-Qualified Stock Option Plan, 1993 Outside Director Stock Option Plan, 1994 Non-Qualified Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan.

 (3) Includes 47,533 shares reserved pursuant to a deferred compensation agreement and options currently exercisable or exercisable within 60 days to purchase 550,000 shares of common stock. Also includes 4,651 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 110,058 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

 (4) Includes options currently exercisable or exercisable within 60 days to purchase 316,667 shares of common stock.

 (5) Includes options currently exercisable or exercisable within 60 days to purchase 316,667 shares of common stock. Also includes 8,888 shares owned by his wife to which Mr. Borow disclaims beneficial ownership.

 (6) Includes options currently exercisable or exercisable within 60 days to purchase 65,000 shares of common stock.

 (7) Includes options currently exercisable or exercisable within 60 days to purchase 45,000 shares of common stock.

 (8) Includes options currently exercisable to purchase 11,666 shares of common stock.

 (9) Includes options currently exercisable to purchase 50,000 shares of common stock.

(10) Includes options currently exercisable to purchase 30,000 shares of common stock.

                                   MANAGEMENT

OUR OFFICERS

     Our officers are:

NAME                                              POSITION HELD
----                                              -------------
Harvey R. Blau.................  Chairman of the Board (Chief Executive Officer)
Michael Gorin..................  President (Chief Financial Officer and
                                 Principal Accounting Officer)
Leonard Borow..................  Executive Vice President (Chief Operating
                                 Officer) and Secretary
Carl Caruso....................  Vice President -- Manufacturing
Charles Badlato................  Treasurer and Assistant Secretary

     Mr. Carl Caruso has been employed by us as Vice President of Aeroflex Laboratories Incorporated since November 1989 and has been our Vice
President -- Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation which we acquired in November 1989.

     Mr. Charles Badlato has been employed by us in various financial positions since December 1987 and has been our Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a certified public accountant in the State of New York.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to our Chairman/Chief Executive Officer and each of our other executive officers who were serving as of June 30, 1999 for services rendered for the years ended June 30, 1999, 1998 and 1997.

                                             ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                    --------------------------------------   ----------------------------------------------------
                                                              OTHER ANNUAL   RESTRICTED     STOCK      LONG-TERM      ALL OTHER
NAME AND                   FISCAL                             COMPENSATION     STOCK       OPTION      INCENTIVE     COMPENSATION
PRINCIPAL POSITION          YEAR    SALARY(1)     BONUS           (2)          AWARDS     AWARDS(#)   PLAN PAYOUTS       (3)
------------------         ------   ---------   ----------    ------------   ----------   ---------   ------------   ------------
Harvey R. Blau...........   1999    $278,532    $  473,353(4)   $    --       $    --      225,000           --         $  944
  Chairman and Chief        1998     220,667              (4)        --            --      250,000           --            805
  Executive Officer         1997     216,471       212,010           --            --      200,000           --            754
Michael Gorin............   1999    $352,532    $  631,137      $    --       $    --      150,000           --         $5,501
  President and Chief       1998     300,250       420,000           --            --      125,000           --          4,939
  Financial Officer         1997     281,261       212,010           --            --       50,000           --          5,283
Leonard Borow............   1999    $352,532    $  631,137      $    --       $    --      150,000           --         $4,192
  Executive Vice            1998     300,250       420,000           --            --      125,000           --          4,149
  President -- Chief        1997     281,261       212,010           --            --       50,000           --          4,309
  Operating Officer
Carl Caruso..............   1999    $174,881    $   95,000      $    --       $    --           --           --         $3,723
  Vice President --         1998     186,399        50,000           --            --       50,000           --          2,857
  Manufacturing             1997     173,564        60,000           --            --       35,000           --          3,022
Charles Badlato..........   1999    $138,859    $   55,000      $    --       $    --       25,000           --         $3,427
  Treasurer and             1998     128,562        40,000           --            --       40,000           --          2,889
  Assistant Secretary       1997     120,875        30,000           --            --       15,000           --          3,084

---------------
(1) "Salary" includes contributions to our 401(k) Plan by each of the executive officers listed below for the fiscal years ended June 30, 1999, 1998 and 1997, as follows:

NAME                                                           1999       1998      1997
----                                                          -------    ------    -------
Michael Gorin...............................................  $10,788    $9,449    $11,242
Leonard Borow...............................................  $12,899    $9,414    $10,262
Carl Caruso.................................................  $10,198    $9,524    $10,073
Charles Badlato.............................................  $ 9,074    $9,565    $10,175

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which we provide since those amounts are not more than the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(3) All other compensation includes the compensation component of certain life insurance policies and our matching contribution to the 401(k) Plan.

(4) Pursuant to his deferred compensation agreement, Mr. Blau elected to defer $157,784 he was entitled to receive for the fiscal year ended June 30, 1999 and $406,843 he was entitled to receive for the fiscal year ended June 30, 1998 and receive this incentive compensation in common stock valued at its market price. Accordingly, we have reserved 8,272 shares of common stock for Mr. Blau's incentive compensation for the fiscal year ended June 30, 1999 and 39,261 shares of common stock for the fiscal year ended June 30, 1998.

EMPLOYMENT AGREEMENTS

     Effective March 1, 1999, we entered into new employment agreements with each of Messrs. Blau, Gorin and Borow. The agreements expire June 30, 2004. Pursuant to these agreements

     - Mr. Blau receives a base salary of $275,000, subject to semi-annual cost of living adjustments, and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

     - Mr. Gorin receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

     - Mr. Borow receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year.

     Each employment agreement further provides for a three-year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

     In February 1997, we entered into an employment agreement with Mr. Caruso for the period February 5, 1997 to February 5, 2000. The agreement provides for an annual salary of $180,000, together with cost of living increments.

     In the event that we terminate the employment of any of these four individuals without cause, the terminated employee is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreements for Messrs. Blau, Gorin and Borow further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, we will provide the executive with a tax gross-up payment to cover any excise tax due. Mr. Caruso's employment agreement provides that in the event there is a change in control he has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, Mr. Caruso has the right to receive his base salary for the remainder of the term of the contract.

     In May 1997, we entered into a deferred compensation agreement with Mr. Blau which was approved by stockholders in November 1997 and which provides that Mr. Blau can elect to defer all or any portion of the incentive compensation payable to him pursuant to his employment agreement and receive such deferred compensation in cash or common stock. For the fiscal year ended June 30, 1999, Mr. Blau elected to defer 25% of his incentive compensation and receive all of such deferred compensation in common stock.

STOCK OPTION PLANS

     We currently have five stock option plans -- the 1989 Non-Qualified Stock Option Plan, the Outside Director Stock Option Plan, the 1994 Non-Qualified Stock Option Plan, the 1996 Stock Option Plan and the 1998 Stock Option Plan. The plans were designed for the purpose of strengthening our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to key employees, consultants and directors.

     In December 1993, the board of directors adopted, subject to stockholder approval obtained in November 1994, the Outside Director Plan which, as amended in November 1996, covers 500,000 shares of common stock and expires in 2003. The Outside Director Plan provides for an annual grant to each non-employee director of options to purchase 10,000 shares of common stock. The plan is administered by a committee of two or more members of the board of directors who determine, among other things, the individuals to whom options should be granted and the purchase price of the shares with the exception that no option may be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant.

     The 1989 Plan, 1994 Plan, 1996 Plan and 1998 Plan each covers 1,500,000 shares of our common stock. The 1989 Plan, (which expires in 1999), the 1994 Plan, (which expires in 2004) and the 1998 Plan (which expires in 2008), all permit the granting of Non-Qualified Options to our officers and other senior executives and management, supervisory personnel and consultants and, for the1989 Plan and the 1998 Plan, also directors. The 1996 Plan, which expires in 2006, permits the granting of both non-qualified and incentive stock options to our officers and employees. These plans are administered by a committee of two or more members of the board of directors who determine, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option,
(4) the purchase price of the shares, (5) the vesting of each option and (6) the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of five years from the date of grant (or ten years for the 1996 Plan and 1998 Plan). Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with us, except under certain circumstances.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 1999:

                                                                                    POTENTIAL REALIZED VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS(1)                            FOR OPTION TERM(1)(5)
                         -------------------------------------------------   -----------------------------------------
                                     % OF TOTAL
                                      OPTIONS
                                     GRANTED TO
                                     EMPLOYEES/
                         OPTIONS     DIRECTORS/     EXERCISE                 STOCK                 STOCK
                         GRANTED   CONSULTANTS IN     PRICE     EXPIRATION   PRICE      DOLLAR     PRICE      DOLLAR
NAME                     (#)(2)    FISCAL YEAR(3)   ($/SH)(2)      DATE      5%(4)       GAIN      10%(4)      GAIN
----                     -------   --------------   ---------   ----------   ------   ----------   ------   ----------
Harvey R. Blau.........  225,000        19.5%        $10.44      08/12/08    $17.01   $1,478,250   $27.08   $3,744,000
Michael Gorin..........  150,000        13.0          10.44      08/12/08     17.01      985,500    27.08    2,496,000
Leonard Borow..........  150,000        13.0          10.44      08/12/08     17.01      985,500    27.08    2,496,000
Charles Badlato........   25,000         2.2          17.56      02/02/09     28.60      276,000    45.55      699,750

---------------
(1) All grants are under the 1996 Plan or the 1998 Plan. Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option.

(2) Grants were made at 100% of the market value of our common stock on the date of grant. Grants vest 33 1/3% on each of the first, second and third anniversaries of the date of grant.

(3) Total options granted to employees, consultants and directors in 1999 was for 1,155,500 shares of common stock.

(4) The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.


(5) The increases in market value of our stock for all stockholders as of September 27, 1999, assuming annual rates of stock price appreciation from June 30, 1999 (closing stock price of $19.75 per share) over the ten year period used in this table, aggregate approximately $231 million at a 5% rate and approximately $586 million at 10%.


AGGREGATE OPTION/STOCK APPRECIATION RIGHTS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/STOCK APPRECIATION RIGHTS VALUES

     The following table sets forth information concerning options exercised during the year ended June 30, 1999, by the named executive officers and the value of unexercised options held by them as of June 30, 1999:

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS/SARS AT               OPTIONS/SARS AT
                         SHARES                          FISCAL YEAR END             FISCAL YEAR END(1)
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------   -------------
Harvey R. Blau.......    365,000     $3,424,563      391,667        458,333      $5,791,667     $5,028,646
Michael Gorin........    290,000      2,725,118      225,000        250,000       3,387,500      2,609,375
Leonard Borow........    290,000      2,725,118      225,000        250,000       3,387,500      2,609,375
Carl Caruso..........     25,804        265,069       56,667         53,333         851,667        527,396
Charles Badlato......     23,415        238,958       40,000         65,000         610,000        403,750

---------------
(1) Based upon the closing price of our common stock of $19.75 on June 30, 1999.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for certain of our officers. No benefits were payable prior to January 1, 1996.

     The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

     A "rabbi" trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

     The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 1999 are: Mr. Blau, 18; Mr. Gorin, 13; Mr. Borow, 21; and Mr. Badlato, 11.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                      ANNUAL BENEFIT AT NORMAL RETIREMENT

                                                     YEARS OF SERVICE
FINAL AVERAGE                                --------------------------------
ANNUAL PAY(1)                                   10          15          20
-------------                                --------    --------    --------
$   50,000.................................  $ 25,000    $ 25,000    $ 25,000
   100,000.................................    50,000      50,000      50,000
   200,000.................................   100,000     100,000     100,000
   400,000.................................   200,000     200,000     200,000
   500,000.................................   250,000     250,000     250,000
 1,000,000.................................   500,000     500,000     500,000

---------------
(1) Average of a participant's highest three years' compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, our Compensation/Stock Option Committee consisted of Messrs. Robert Bradley, Eugene Novikoff and John S. Patton. None of them were our officers or employees during fiscal 1999 nor did they have any relationship with us which requires disclosure in this proxy statement.

    IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMMON STOCK PERFORMANCE" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT.

                    COMPENSATION/STOCK OPTION COMMITTEE REPORT ON
                               EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation/Stock Option Committee of our board of directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 1999 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 1999.

GENERAL POLICIES

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including our executive officers, by the Compensation/Stock Option Committee under our option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Aeroflex from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND
COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation/Stock Option Committee annually establishes, subject to the approval of the board of directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1999, pursuant to the terms of his employment agreement with us, our Chairman received a base salary and additional compensation (See "Employment Agreements"). The Compensation/Stock Option Committee also recommended the issuance of, and the Chairman received, options to purchase 225,000 shares of common stock at $10.44 per share.

                                          THE COMPENSATION COMMITTEE:

                                          Eugene Novikoff
                                          Ernest E. Courchene, Jr.
                                          John S. Patton

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our Chairman, Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation. During fiscal 1999, a subsidiary of Griffon Corporation purchased products from us for an aggregate $409,000 in various arms length transactions. Mr. Blau is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. We have engaged Blau, Kramer, Wactlar & Lieberman, P.C. in the past and intend to continue to retain them on an ongoing basis. For the year ended June 30, 1999, we paid Blau, Kramer, Wactlar & Lieberman, P.C. approximately $393,000 in legal fees.

                            COMMON STOCK PERFORMANCE

     The following graph provides a comparison of cumulative stockholder return among us, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1994 to August 1999:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG AEROFLEX INCORPORATED, THE S&P 500 INDEX
                AND THE S&P ELECTRONICS (INSTRUMENTATION) INDEX

                                                    S & P ELECTRONICS
                                                    (INSTRUMENTATION)               S & P 500                 AEROFLEX INC.
                                                    -----------------               ---------                 -------------
6/94                                                     100.00                      100.00                      100.00
6/95                                                     194.44                      126.07                      118.75
6/96                                                     220.88                      158.86                      153.13
6/97                                                     317.59                      213.98                      128.13
6/98                                                     288.67                      278.52                      259.38
6/99                                                     439.92                      341.90                      493.75
8/99                                                     497.42                      329.58                      409.38

                           MISCELLANEOUS INFORMATION

     KPMG LLP, our independent auditors for the fiscal year ended June 30, 1999, has advised us that a representative of the firm plans to be present at our annual meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. As of the date of this proxy statement, our board of directors does not intend to present at the meeting any matters not described in the form of Proxy. If any proposal not set forth in this proxy statement is presented for action at the meeting, we intend to vote the shares represented by proxies with respect to such matters in accordance with the judgment of the persons voting them.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses, other custodians, nominees and fiduciaries who are record holders of stock to forward soliciting material to the beneficial owners of the stock they hold of record, and we may reimburse them for their expenses in forwarding solicitation material to the beneficial owners.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders by no later than June 2, 2000 for us to consider including them in our next Proxy Statement.

     A copy of our annual report has been mailed to every stockholder as of September 27, 1999. The annual report is not to be considered proxy soliciting material.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary


Dated: October 4, 1999
      Plainview, New York

                                                                     EXHIBIT "A"

                             AEROFLEX INCORPORATED

                             1999 STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1  NAME AND GENERAL PURPOSE

     The name of this plan is the Aeroflex Incorporated 1999 Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to be a broadly-based incentive plan which enables Aeroflex Incorporated (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining directors, officers and employees of, and consultants to, the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such directors, officers, employees and consultants to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  DEFINITIONS

     a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

     b.  "Board" means the Board of Directors of the Company.

     c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

        (a) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

        (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

        (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

     d.  "Committee" means the Committee referred to in Section 1.3 of the Plan.

     e. "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

     f. "Company" means Aeroflex Incorporated, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     g. "Fair Market Value" means the closing market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the trading day prior to the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee.

     h. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission").

     i. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     j. "Option Agreement" means the option agreement described in Section 2.4 of the Plan.

     k. "Participant" means any director, officer, employee or consultant of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

     l. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

     m. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  ELIGIBILITY

     Stock Options may be granted only to directors, officers, employees of, or consultants to, the Company or a Subsidiary or Affiliate. Subject to Section 1.5, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted Options to purchase more than an aggregate 750,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six
(6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7  NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10  GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  EFFECTIVE DATES

     The Plan was adopted by the Board on August 11, 1999, subject to approval by the stockholders of the Company. The Plan shall terminate on August 10, 2009.

SECTION 2.  OPTION GRANTS

2.1  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in
Section 2 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock Options granted under the Plan shall be non-qualified stock options.

     The Committee shall have the authority to grant Options.

2.2  OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  OPTION GRANTS

     Each Option will be subject to the following provisions:

     a. Term of Option

        An Option will be for a term of not more than ten years from the date of grant.

     b. Exercise

        (i) By an Employee:

        Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

        An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within two years thereafter but only to the extent such Option is exercisable on the date of such termination.

        Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within five years thereafter, but only to the extent such Option is exercisable on the date of such termination.

        In the event of the death of an optionee (i) while an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within two years after termination of all such employment or provision of services (other than for Total Disability) or (iii) within five years after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of five years from the date of death. In the case of clauses
        (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

        (ii) By Persons other than Employees:

        If the optionee is not an employee of the Company or the parent corporation of the Company or any Subsidiary or Affiliate, the vesting of such optionee's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such optionee.

        Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     c.  c.  Transferability

        An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or to the extent permitted by the Board or the Committee to (i) a member or members of the optionee's family, (ii) a trust, (iii) a family limited partnership or (iv) a similar estate planning vehicle primarily for members of the optionee's family.

2.4  AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                             AEROFLEX INCORPORATED

    The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 18, 1999 and any adjournments thereof.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement
   NOMINEES: Michael Gorin, Donald S. Jones and Eugene Novikoff

                 FOR                                   WITHHOLD
                 [ ]                                     [ ]
             ALL NOMINEES                             AUTHORITY
             LISTED BELOW                              TO VOTE

 (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

    ------------------------------------------------------------------------

2. Proposal to adopt the 1999 Stock Option Plan

             FOR                           AGAINST                         ABSTAIN
             [ ]                             [ ]                             [ ]

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
                                                                     SEE REVERSE
                                                                     SIDE

                          (Continued from other side)

    THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

                                             PLEASE DATE, SIGN AND RETURN THIS
                                             PROXY IN THE ENCLOSED ENVELOPE
                                             SIGNATURE
                                             SIGNATURE(S)
                                             DATED: , 1999
                                             (Note: Please sign exactly as your
                                                    name appears hereon.
                                                    Executors, administrators,
                                                    trustees, etc. should so
                                                    indicate when signing,
                                                    giving full title as such.
                                                    If a signer is a
                                                    corporation, execute in full
                                                    corporate name by authorized
                                                    officer. If shares are held
                                                    in the name of two or more
                                                    persons, all should sign.)